`EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

August  24,  2004

Board of Directors
Gateway Distributors, Ltd.
Las Vegas, NV

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 19, 2004, relating to the consolidated financial statements of Gateway Distributors, Ltd. ("Gateway") for the year ended December 31, 2003 appearing in Gateways Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateways ability to continue as a going concern.


/s/ Madsen & Associates CPAs, Inc.

Madsen & Associates CPAs, Inc.
684 East Vine St #3
Murray, Utah 84107


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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

August 24, 2004

Board of Directors
Gateway Distributors, Ltd.
Las Vegas, NV

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 19, 2004, relating to the consolidated financial statements of Gateway Distributors, Ltd. ("Gateway") for the year ended December 31, 2002 appearing in Gateways Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateways ability to continue as a going concern.


/s/ Sellers and Andersen, LLC

Sellers and Andersen, LLC
684 East Vine St #3
Murray, Utah 84107


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